Exhibit 4.2

                              STRATA OIL & GAS INC.

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (this "Agreement") is entered into as of _____, 2006 by and between Strata Oil & Gas Inc., a Canadian corporation (the "Corporation"), and ______ (the "Optionee").

         WHEREAS, the Corporation desires to afford the Optionee an opportunity to purchase certain shares of the Corporation's common stock so as to acquire a proprietary interest as a shareholder of the Corporation and to provide the Optionee with an incentive to use his best efforts in the service of the Corporation.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, the parties agree as follows:

         (1) Grant of Option.

         The Corporation hereby grants to Optionee the right to purchase up to the aggregate number of Shares set forth in Exhibit A attached hereto at the exercise price per Share stated therein. The right to purchase such Shares shall be subject to all of the provisions, terms and conditions set forth in this Agreement and in the Strata Oil & Gas Inc. 2006 Stock Option (the "Plan"), a copy of which is annexed hereto and made a part hereof. Unless defined in this Agreement, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

         This Option is intended to be and shall be treated as an Incentive Stock Option under Section 422 of the Code unless this sentence has been manually crossed out and its deletion is followed by the signature of the corporate officer who signed this Option on behalf of the Corporation ____________(check if applicable).

         (2) Vesting Schedule and Expiration.

         This Option shall not be exercisable prior to the vesting date set forth in Exhibit A attached hereto or subsequent to the expiration date set forth therein unless extended by the Board of Directors or the Option Committee. During the exercise period, the Option may be exercised by the Optionee (or such other person or persons authorized to exercise Options under the Plan), in whole or in part, from time to time, subject to the maximum percentage of Options then exercisable in accordance with the schedule set forth in Exhibit A attached hereto. The Corporation agrees to maintain during such exercise period a sufficient number of Shares (which may be authorized and unissued Shares or issued Shares that have been reacquired by the Corporation) corresponding to the number of unexercised Options granted to the Optionee after taking into account any Share adjustment under the Plan.


         (3) Restrictions on Transferability of Options.

         This Option may not be transferred by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. A transfer of an Option by will or the laws of descent and distribution shall not be effective unless the Option Committee shall have been furnished with such evidence as it may deem necessary to establish the validity and effectiveness of the transfer.

         (4)      Termination Provisions.

                  Except as provided in paragraphs (2), and (3) below, if an Optionee's employment by, or relationship with, the Corporation is terminated voluntarily or, by the Corporation, whether such termination is for Cause or for no reason whatsoever, any Option heretofore granted which remains unexercised at the time of such termination shall expire immediately, provided, however, that the Option Committee may, in its sole and absolute discretion, within thirty
(30) days of such termination, waive the expiration of any Option awarded under the Plan, by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise any such Options only to such extent, for such time, and upon such terms and conditions set forth in subparagraph (i) above. The determination as to whether a termination is voluntary or for Cause shall be made by the Option Committee, whose decision shall be final and conclusive.

                  If an Optionee ceases to be employed by or ceases to perform services to the Corporation by reason of death or Disability, the aggregate amount of unexercised Options granted hereunder shall thereupon become fully vested and immediately exercisable and shall expire no later than one (1) year thereafter unless such Options by their terms expire before such date. During such one (1) year period, the Optionee, or, in the case of death, the Optionee's estate or the person or persons to whom the Option was transferred by will or the laws of descent and distribution, may exercise any such Options, and if not exercised, shall expire at the end of such one (1) year period unless such Options by their terms expire before such date.

                  If the Optionee ceases to be employed by, or ceases to provide services to the Corporation by reason of Retirement, the aggregate amount of unexercised Options granted hereunder shall thereupon become fully vested and immediately exercisable and shall expire, in the case of an Incentive Stock Option, no later than three (3) months following such Retirement, or in the case of a Nonqualifying Stock Option one (1) year following Retirement, unless, in either case, the Options by their terms expire prior to such date.

         (5)      Exercise, Payment for and Delivery of Stock.

         This Option may be exercised by the Optionee or other person then entitled to exercise it by delivery of a written notice to the Secretary of the Corporation together with this Option Agreement specifying the number of Options intended to be exercised and the exercise price and accompanied by payment in full of the exercise price for the number of Shares with respect to which the Option is exercised.

         If the Corporation is required to withhold any federal, state or local tax as a result of such exercise, the notice shall also be accompanied by a check payable to the Corporation in payment of the applicable amount required to be withheld, unless alternate arrangements have been agreed to between the parties to satisfy any applicable withholding obligations.

         Payment for Shares may be made in cash, or with the approval of the Option Committee (which may be withheld in its sole discretion) with Shares having a fair market value on the date of exercise equal to the exercise price, or a combination of cash and Shares. In addition, subject to the approval of the Option Committee (which may be withheld in its sole discretion), payment may be effected wholly or partly by monies borrowed from the Corporation pursuant to the terms of a promissory note, the terms and conditions of which shall be determined from time to time by the Option Committee. An Optionee may purchase less than the total numbers of Shares for which Options are then exercisable, provided, however, that any partial exercise shall not be for less than 100 Shares and shall not include any fractional Shares. No Optionee, legal representative of such Optionee, as the case may be, shall be, or shall be deemed to be, the owner of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or such Optionee's representative under the Plan.

         (6)      Adjustments.

         In the event that there is any change in the Shares of the Corporation arising through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination thereof, the Board of Directors shall make such adjustments in the aggregate number of Options subject to this Agreement and/or the price per share of such Options in order to prevent dilution or enlargement of the Optionee's rights and of the value represented by the Options; provided however, no such adjustments will be made to the extent that such adjustments cause the Plan to be treated as a "nonqualified deferred compensation plan" within the meaning of Code Section 409A or any Options issued thereunder as being issued under a "nonqualified deferred compensation plan" within the meaning of Code Section 409A. Upon any adjustment in the number or exercise price of Shares subject to an Option, a new Option may be granted in place of such Option which has been so adjusted. In the event of a dissolution or liquidation of the Corporation or a merger, consolidation, sale of all or substantially all of the Corporation's assets, or other corporate reorganization in which the Corporation is not the surviving corporation, or any merger in which the Corporation is the surviving corporation but the holders of Shares receive securities of another corporation, outstanding Options shall terminate, provided that the holder of each Option shall, in such event, if no provision has been made for the substitution of a new option for such outstanding option, have the right immediately prior to such event to exercise the holder's Options in whole or in part without regard to the date on which the Options otherwise would be first exercisable.

         (7) Compliance with Laws and Regulations.

         The Optionee represents and warrants to the Corporation that the services rendered by him to the Corporation shall under no circumstance include
(a) any activities which could be deemed by the Securities and Exchange Commission ("SEC") to constitute investment banking or any other activities requiring the Optionee to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities; or (c) any activities which directly or indirectly promote or maintain a market for the Corporation's securities.

         By accepting this Option, the Optionee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under Securities Act of 1933 is in effect as to Shares purchased upon any exercise of this Option, (a) any and all Shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with distribution, and (b) each notice of exercise of all or any portion of this Option shall, if the Option Committee so requests, be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

         No certificates for Shares purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Corporation, such securities may be issued and delivered without causing the Corporation to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Corporation. Without limiting the generality of the foregoing, the Optionee acknowledges and understands that the Shares subject to the Options granted hereunder have not been registered under the Securities Act of 1933, as amended, or under the blue sky or securities laws of any state, that the Corporation has no obligation to so register any of such Shares and that, except to the extent the Shares are so registered, the Shares will be restricted securities and may be sold, transferred or otherwise disposed of only if an exemption from such registration is available. Unless the Shares have been so registered, there shall be noted conspicuously upon each stock certificate representing such Shares, the following statement:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 (1933 Act) nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (ii) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under Act or Acts is available."

         (8)      Invalidity; Severability.

         If any clause or provision of this Agreement shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this Agreement, or of any other document pertaining to the subject matter thereof, or constitute by reason thereof, any claim or cause of action in favor of Optionee as against the Corporation. In addition, the provisions of this Agreement shall be read and construed and shall have effect as separate, severable and independent provisions or restrictions, and shall be enforceable accordingly.

         (9) Entire Agreement; No Waiver; Remedies.

         This Agreement contains the entire agreement of the parties and incorporates and supersedes any and all prior or contemporaneous oral or written agreements with respect to the matters referred to in it. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no waiver whatever shall be valid unless in writing signed by the party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law.

         (10) Successors and Assigns.

         The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

         (11) Headings; Counterparts; Governing Law.

         The headings in this Agreement are for convenience of reference only and are not intended to define or limit the contents of any section or paragraph. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall in all respects be governed by the laws (without reference to conflicts of laws principles) of Canada applicable to contracts made and performed within Canada.

         (12)     Execution.

                  The grant of the Option hereunder shall be binding and effective only if this Agreement is duly executed by or on behalf of the Corporation and by the Optionee, and a signed copy is returned to the Corporation.

                  The Optionee acknowledges that no assurances or representations are made by the Corporation as to the present or future market value of the Shares or as to the business, affairs, financial condition or prospects of the Corporation.

         (13)     Governing Provisions.

                  In the event of any conflict between the terms and provisions contained in this Agreement and the terms and provisions contained in the Plan, the terms, provisions and conditions set forth in the Plan shall govern.

         (14) Optionee Bound by Plan.

OPTIONEE ACKNOWLEDGES RECEIPT OF THE ATTACHED COPY OF THE STRATA OIL & GAS INC. 2006 STOCK OPTION PLAN AND AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS THEREOF.

AGREED AND ACCEPTED:




Optionee

STRATA OIL & GAS INC.



By:
         --------------------------------------------
         Name:
         Title:

                                    EXHIBIT A

                                       TO

                          AGREEMENT dated as of ______

                      PURSUANT TO THE STRATA OIL & GAS INC.

                             2006 STOCK OPTION PLAN

                                      with

                              _____ (the OPTIONEE)



_______(check if applicable) The Option awarded under this Agreement is intended to be a Nonqualifying Stock Option.

_______(check if applicable) The Option awarded under this Agreement is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code.

(a)      Number of shares of the  Common  Stock  covered by the  Option:  ______
         Shares

(b) Exercise price per share: $_________

(c)      Vesting Schedule: ______________